EX-23B
                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Annual Report on Form 10KSB of our report dated October 16, 2003 relating to the balance sheets of Murray United Development Corp. (the "Company") as of July 31, 2003, and the related statements of operations, cash flows and stockholders' equity (deficiency) for the year ended July 31, 2003 , which report appears in the Company's annual report on Form 10-KSB for the fiscal year ended July 31, 2005 incorporated herein by reference.

                 /s/ Albrecht, Viggiano, Zureck & Company, P.C.

                 Hauppauge, New York
                 October 28, 2005


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 16, 2003 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2003 filed with the Securities and Exchange Commission.

                 /s/ Albrecht, Viggiano, Zureck & Company, P.C.

                 Hauppauge, New York
                 October 28, 2005